UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2015

Navient Student Loan Trust 2014-7
________________________________________
(Exact name of issuer as specified in its charter)

Navient Funding, LLC
(Exact name of Depositor as specified in its charter)

Navient Solutions, Inc.
(Exact name of Sponsor as specified in its charter)

Delaware	333-190926 333-190926-09	04-3480392
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification Number)

c/o Deutsche Bank Trust Company Delaware 60 Wall Street, 27th Floor Mailstop NYC 60 2720 New York, New York 10005
_________________________________ (Address of principal executive offices)

Issuer’s telephone number, including area code:	703-984-5858

Not Applicable

______________________________________________
Former name or former address, if changed since last report

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Following receipt of requisite consents of noteholders, the Navient Student Loan Trust 2014-7 (the “Trust”) entered into a Supplemental Indenture No. 1 of 2015 (the “Supplemental Indenture”), dated as of December 2, 2015, among the Trust, as Issuer, Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee. The Supplemental Indenture amends the definitions of “Class A Maturity Date” to March 25, 2083 and “Class B Maturity Date” to June 25, 2083.

Item 9.01    Financial Statements and Exhibits

Exhibits
99.1
Supplemental Indenture No. 1 of 2015, dated as of December 2, 2015, among Navient Student Loan Trust 2014-7, as Issuer, Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT STUDENT LOAN TRUST 2014-7
By: Navient Funding, LLC

Dated: December 7, 2015	By: /s/ Mark D. Rein
Name: Mark D. Rein
Title: Vice President

INDEX TO EXHIBITS

Exhibit Number	Description
99.1
Supplemental Indenture No. 1 of 2015, dated as of December 2, 2015, among Navient Student Loan Trust 2014-7, as Issuer, Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.